Exhibit 99.4

APPENDIX “A”
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF TILRAY

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 10, 2023, amended June 1, 2023, Tilray Brands, Inc. (“Tilray”) and HEXO Corp. (“HEXO”), entered into an Arrangement Agreement, under which Tilray acquired, by way of court-approved plan of arrangement (the “Arrangement”), all the issued and outstanding common shares of HEXO on June 22, 2023. Common shareholders of HEXO received 0.4352 of a share of Tilray common stock for each whole common share of HEXO held, while holders of the recently issued non-voting Series 1 Preferred Shares received a fraction or a number of Tilray Shares based on the Preferred Share Exchange Ratio.

The following unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) are based on the historical consolidated financial statements of Tilray and HEXO, as adjusted to give effect to the Arrangement.  The unaudited pro forma condensed combined balance sheet as at February 28, 2023 (the “pro forma balance sheet”) gives effect to the Arrangement as if it had occurred on February 28, 2023.  The unaudited pro forma condensed combined statement of operations for the year ended May 31, 2022 and nine months ended February 28, 2023 (the “pro forma statement of operations”) gives effect to the Arrangement as if it had occurred on June 1, 2021.

The transaction accounting adjustments consist of those necessary to account for the Arrangement as an acquisition in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The pro forma financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Arrangement occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial condition and results of operations of the combined company may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Unaudited Pro Forma Condensed Combined Balance Sheet
February 28, 2023
(in ‘000 of United States dollars)

	Tilray historical February 28, 2023	HEXO adjusted historical April 30, 2023 (note 6)	Transaction accounting adjustments	Notes (note 4)	Pro forma combined February 28, 2023
Assets
Current assets
Cash and cash equivalents	$164,997	$14,764			$179,761
Restricted cash	—	1,609			1,609
Marketable securities	243,286	—			243,286
Accounts receivable, net	78,342	15,588	(3,000)	C	90,930
Inventory	202,800	20,648	(4,000)	D	219,448
Assets held for sale	—	797			797
Prepaids and other current assets	69,087	8,579	(1,500)	E	76,166
Total current assets	758,512	61,985	(8,500)		811,997
Capital assets	425,263	151,961	(70,724)	F	506,500
Right-of-use assets	6,492	—			6,492
Intangible assets	994,325	51,957	(51,957)	G	994,325
Goodwill	2,005,701	—			2,005,701
Interest in equity investees	4,638	10,094	(10,094)	H	4,638
Long-term investments	7,620	—			7,620
Convertible notes receivable	168,356	—	(28,720)	A	74,681
			(64,955)	I
Other assets	4,993	8,154			13,147
Total assets	$4,375,900	$284,151	$(234,950)		$4,425,101
Liabilities
Current liabilities
Bank indebtedness	$18,125	$—			$18,125
Accounts payable and accrued liabilities	163,422	42,245	4,600	J	229,667
			12,400	L
			7,000	M
Contingent consideration	16,219	—			16,219
Warrant liability	7,414	170			7,584
Current portion of lease liabilities	2,528	548			3,076
Current portion of long-term debt	77,892	—			77,892
Current portion of convertible debentures payable	184,082	131,415	(131,415)	K	184,082
Total current liabilities	469,682	174,378	(107,415)		536,645
Long - term liabilities
Contingent consideration	10,596	—			10,596
Lease liabilities	8,598	783			9,381
Long-term debt	89,419	—			89,419
Convertible debentures payable	223,087	—			223,087
Deferred tax liabilities	164,412	9,422	(9,422)	N	164,412
Other liabilities	3,335	695			4,030
Total liabilities	969,129	185,278	(116,837)		1,037,570
Stockholders' equity
Common stock	62	—	40	A	102
Additional paid-in capital	5,723,342	1,583,897	65,075	A	5,788,417
			(1,583,897)	B
Accumulated other comprehensive loss	(42,948)	9,414	(9,414)	B	(42,948)
Accumulated deficit	(2,276,794)	(1,494,438)	1,494,438	B	(2,361,149)
			(64,955)	I
			(12,400)	L
			(7,000)	M
Stockholders' equity	3,403,662	98,873	(118,113)		3,384,422
Non-controlling interests	3,109	—			3,109
Total stockholders' equity	3,406,771	98,873	(118,113)		3,387,531
Total liabilities and stockholders' equity	$4,375,900	$284,151	$(234,950)		$4,425,101

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended February 28, 2023
(in ‘000 of United States dollars, except per share and share amounts)

	Tilray nine months ended February 28, 2023	HEXO adjusted nine months ended April 30, 2023 (note 6)	Transaction accounting adjustments	Notes (note 4)	Pro forma combined February 28, 2023
Net revenue	$442,936	$60,648	$(27,339)	O	$476,245
Cost of goods sold	363,139	65,079	(2,705)	F	422,716
			(2,797)	O
Gross profit	79,797	(4,431)	(21,837)		53,529
Operating expenses:
General and administrative	117,385	24,261	—		141,646
Selling	25,792	8,310	—		34,102
Amortization	71,872	8,581	(8,581)	G	71,872
Marketing and promotion	23,137	1,434	—		24,571
Research and development	502	196	—		698
Change in fair value of contingent consideration	563	—	—		563
Impairments	1,115,376	55,066	(63,597)	I	1,106,845
Litigation (recovery) costs	(1,970)	583	—		(1,387)
Restructuring costs	10,727	1,211	—		11,938
Transaction (income) costs	(3,882)	20,908	(17,063)	K	(2,037)
			(2,000)	O
Total operating expenses	1,359,502	120,550	(91,241)		1,388,811
Operating loss	(1,279,705)	(124,981)	69,404		(1,335,282)
Interest expense, net	(8,560)	(1,955)	(5,549)	I	(16,064)
Non-operating (expense) income, net	(50,229)	7,847	(6,901)	K	(49,283)
Loss before income taxes	(1,338,494)	(119,089)	56,954		(1,400,629)
Income taxes (benefit) expense	(15,313)	(5,082)	—		(20,395)
Net Loss	$(1,323,181)	$(114,007)	$56,954		$(1,380,234)
Net loss per share - basic and diluted	(2.21)				(2.16)
Weighted average shares used in computation of net loss per share - basic and diluted	597,829,714		39,705,962		637,535,676

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended May 31, 2022
(in ‘000 of United States dollars, except per share and share amounts)

	Tilray twelve months ended May 31, 2022	HEXO adjusted twelve months ended July 31, 2022 (note 6)	Transaction accounting adjustments	Notes (note 4)	Pro forma combined May 31, 2022
Net revenue	$628,372	$150,608	$—		$778,980
Cost of goods sold	511,555	219,933	(3,607)	F	727,881
Gross profit	116,817	(69,325)	3,607		51,099
Operating expenses:
General and administrative	162,801	79,416	(1,500)	E	240,717
Selling	34,926	11,513	—		46,439
Amortization	115,191	22,678	(16,010)	G	121,859
Marketing and promotion	30,934	9,646	—		40,580
Research and development	1,518	1,086	—		2,604
Change in fair value of contingent consideration	(44,650)	—	—		(44,650)
Impairments	378,241	621,528	—		999,769
Litigation (recovery) costs	16,518	—	—		16,518
Restructuring costs	795	11,904	—		12,699
Transaction (income) costs	30,944	28,007	(940)	K	77,411
			12,400	L
			7,000	M
Total operating expenses	727,218	785,778	950		1,513,946
Operating loss	(610,401)	(855,103)	2,657		(1,462,847)
Interest expense, net	(27,944)	1,664	—		(26,280)
Non-operating income (expense), net	197,671	31,655	(1,434)	K	227,892
Loss before income taxes	(440,674)	(821,784)	1,223		(1,261,235)
Income taxes (benefit) expense	(6,542)	(36,681)	—		(43,223)
Net Loss	$(434,132)	$(785,103)	$1,223		$(1,218,012)
Net loss per share - basic and diluted	(0.90)				(2.34)
Weighted average shares used in computation of net loss per share - basic and diluted	481,219,130		39,705,962		520,925,092

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(in ‘000 of United States dollars, except for shares, warrants, per share amounts and per warrant amounts, unless otherwise noted)

1. Basis of Presentation

The pro forma financial statements are based on the historical consolidated financial statements of Tilray and HEXO, adjusted to give effect to the Arrangement, and should be read in conjunction with the historical financial statements from which they are derived.  Pro forma adjustments are limited to the transaction accounting adjustments that reflect the accounting for the Arrangement in accordance with US GAAP.

The pro forma financial statements were prepared using the purchase method of accounting. The Arrangement is accounted for as a business acquisition in which Tilray is the acquirer.  Accordingly, the pro forma financial statements represent a continuation of the financial statements of Tilray; the assets and liabilities of Tilray are presented at their historical carrying values and the assets and liabilities of HEXO are recognized on the effective date of the Arrangement and measured at fair value.

The pro forma financial statements are presented in United States dollars (“USD”) and prepared in accordance with US GAAP.  Since HEXO’s historical consolidated financial statements are presented in Canadian dollars (“CAD” or “C$”) and prepared in accordance with International Financial Reporting Standards (“IFRS”), the historical financial information of HEXO used in the pro forma financial statements reflects US GAAP adjustments for accounting policies that are consistent with those applied by Tilray and are translated into USD (note 6).

The pro forma balance sheets give effect to the Arrangement as if it had occurred on February 28, 2023.  The pro forma statement of operations gives effect to the Arrangement as if it had occurred on June 1, 2021.

The February 28, 2023, pro forma balance sheet combines the consolidated balance sheet of Tilray as at February 28, 2023 with the unaudited consolidated statement of financial position (balance sheet) of HEXO as at April 30, 2023, which has been adjusted, as described in note 6, for purposes of these pro forma financial statements. The unaudited pro forma statement of operations for the year ended May 31, 2022, was derived by combining financial information from the audited consolidated statements of net loss and comprehensive loss of Tilray for the year ended May 31, 2022 with the audited consolidated statements of net loss and comprehensive loss of HEXO for the year ended July 31, 2022, which has been adjusted, as described in note 6, for purposes of these pro forma financial statements. The unaudited pro forma statement of operations for the nine months ended February 28, 2023, was derived by combining financial information from the unaudited consolidated statements of net loss and comprehensive loss of Tilray for the nine months ended February 28, 2023, with the unaudited consolidated statements of net loss and comprehensive loss of HEXO for the nine months ended April 30, 2023, which has been adjusted, as described in note 6, for purposes of these pro forma financial statements.

The assumptions and estimates underlying the adjustments to the pro forma financial statements are described in the accompanying notes.

The pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed. The pro forma adjustments have been made solely for the purpose of providing unaudited pro forma combined financial information and actual adjustments, when recorded, may differ materially.

The pro forma financial statements have been prepared for illustrative purposes only and may not be indicative of the operating results or financial condition that would have been achieved if the Arrangement had been completed on the dates or for the periods presented, nor do they purport to project the results of operations or financial position for any future period or as of any future date. In addition to the pro forma adjustments, various other factors will have an effect on the financial condition and results of operations after the completion of the Arrangement.  The actual financial position and results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma financial statements do not reflect operational and administrative cost savings that may be achieved as a result of the Arrangement.

2. Estimated Purchase Price

Tilray is the acquirer and, pursuant to the Plan of Arrangement, Tilray (i) issued 0.4352 of a Tilray common share in exchange for each outstanding HEXO common share (the “Exchange Ratio”), (ii) Tilray also issued 19,551,282 Tilray Shares in consideration for the acquisition of the 25,000,000 issued and outstanding Series 1 Preferred Shares, (iii) Tilray converted the outstanding convertible notes receivable with HEXO for 40,990,098 HEXO common shares, and (iv) exchanged outstanding equity instruments exercisable into HEXO common shares for instruments with similar terms that are exercisable into Tilray common shares, adjusted to reflect the Exchange Ratio.

The estimated purchase price of $93,835 is based on the number of equity instruments Tilray issued at the closing share price of Tilray of $1.61 on June 22, 2023 (the “Measurement Date”).

The following table summarizes the calculation of the purchase price paid by Tilray (in thousands, except warrants, share and per share data):

Tilray common stock issued based on Exchange Ratio	39,705,962
Price per common stock of Tilray on Measurement Date	$1.61
Total fair value of Tilray common stock	63,927
Total fair value of HEXO convertible notes receivable	28,720
Estimated fair value of HEXO stock-based compensation on the Measurement Date	1,188
Total purchase price	$93,835

The fair value of the HEXO stock-based compensation on the Measurement Date consisted solely of stock options. The fair values of the options included in the purchase price are calculated using the Black Scholes model, using the following assumptions:

Volatility	90%
Dividend yield	0%
Risk-free interest rate	3.53% to 4.69%
Expected term	1.41 to 9.85 years

The outstanding Canadian dollar denominated replacement warrants were valued using the Black-Scholes option pricing model as at the acquisition date of June 22, 2023, and were concluded to be $nil.

3. Preliminary Purchase Price Allocation

A preliminary valuation analysis of the fair value of HEXO’s assets and liabilities has been performed at April 30, 2023, with the following adjustments:
•	Accounts receivable which includes an additional $3,000 fair value adjustment (note 4C);
•	Inventory which includes an additional $4,000 provision for inventory to adjust to fair value as the inventory is not anticipated to be utilized as part of the combined company (note 4D);
•	Prepayments and other current assets which included $1,500 of prepayments which will provide no benefits for the combined company (note 4E);
•	Capital assets has been reduced by $70,724 to reflect the recoverable value of the remaining facilities and equipment (note 4F); and
•
Accounts payable and accrued liabilities which has been adjusted to include $4,600 of costs associated with outstanding litigations and other additional costs anticipated to be incurred prior to closing (note 4I).

The purchase price has been allocated to such assets and liabilities.  The following table summarizes the preliminary purchase price allocation:

Cash and cash equivalents	$14,764
Restricted cash	1,609
Accounts receivable	12,588
Inventory	16,648
Assets held for sale	797
Prepayments and other current assets	7,079
Capital assets	81,237
Other assets	8,154
Accounts payable and accrued liabilities	(46,845)
Lease liabilities	(1,331)
Warrant liability	(170)
Other liabilities	(695)
Total net assets	$93,835

The preliminary purchase price allocation has been used to prepare the pro forma adjustments (note 4). The purchase price allocation will be finalized following the effective date of the Arrangement when the valuation analysis is complete. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

4. Pro Forma Adjustments

Adjustments to the pro forma financial statements are limited to those that reflect the accounting for the Arrangement in accordance with US GAAP.  The pro forma financial statements give effect to the Arrangement as if it had occurred on February 28, 2023 for purposes of the pro forma balance sheet and June 1, 2021 for purposes of the pro forma statements of operations.

The pro forma adjustments are as follows:

A – Purchase price
Records the purchase price consideration, which is the fair value of the equity interests issued by Tilray and the fair value of the convertible notes receivable settled to acquire HEXO (note 2).

B – Equity
Eliminates HEXO’s historical equity balances.

C – Accounts receivable
A fair value reduction of $3,000 as a result of higher than expected returns subsequent to the Arrangement, compared to the historical return rate.

D – Inventory
Decrease HEXO’s inventory to a fair value of approximately $16,648, an overall decrease from the carrying value of $4,000. The fair value was determined based on the estimated selling price of the inventory, less the remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts.

E – Prepayment and other current assets
Decrease HEXO’s prepayment and other current assets to a fair value of approximately $7,079, an overall decrease from the carrying value of $1,500. The fair value was determined based on the estimated recoverable value of the prepaids and other current assets. After the Arrangement, the $1,500 reduction in prepayment and other current assets will decrease the general and administrative costs over the following twelve months when the prepayments or other current assets would have been recognized.

F – Capital assets
Decrease HEXO’s capital assets to a fair value of approximately $81,237, an overall decrease from the carrying value of $70,724. The estimated fair value of capital assets is determined primarily using an income approach, which requires a forecast of expected future cash flows. After the Arrangement, the estimated impact of the combined change in the value and useful lives of capital assets will be an estimated decrease in depreciation expense in the pro forma statement of operations recognized through a $2,705 and $3,607 decrease in cost of sales for the nine-month period and the twelve-month period, respectively.

G – Intangible assets
Eliminate HEXO’s historical intangible assets balances. After the Arrangement, the estimated impact of the combined change in the value of intangible assets will be an estimated decrease in depreciation expense in the pro forma statement of operations recognized through a $8,581 and $16,010 decrease in amortization expense for the nine-month period and the twelve-month period, respectively.

H – Interest in equity investees
Eliminate HEXO’s interest in equity investees as a result of the investee continuing to operate at a deficit.

I – Convertible notes receivable
To record the change in fair value of the convertible note receivable between February 28, 2023 and the Measurement Date. The Company reversed the $5,549 of interest revenue and $63,597 of impairments recognized on the convertible notes receivable for the nine months ended February 28, 2023.

J – Accounts payable and accrued liabilities
Increase HEXO’s accounts payable and accrued liabilities by $4,600 for an estimate on outstanding litigation prior to the Arrangement.

K – Convertible debentures payable
Eliminate HEXO’s convertible debentures payable as settlement with Tilray’s purchase of HEXO. The Company also eliminated $17,063 in transaction costs and $6,901 in net gain on fair value and $940 in transaction costs and $1,434 in net gain on fair value associated with the elimination of these convertible debentures for the nine-month period and the twelve-month period, respectively. The transaction costs and fair value adjustments include interest expense and any related convertible debenture advisory service fees.

L – Transaction costs
Recognize in both the pro forma balance sheet and pro forma statements of operations $12,400 of nonrecurring transaction costs directly related to the Arrangement that are expected to be incurred subsequent to closing the Arrangement.

M – Compensation arrangements
Recognizes in both the pro forma balance sheet and pro forma income statement $7,000 of nonrecurring compensation costs related to severance payments and retention payments. This pro forma adjustment excludes any related severance or other compensation costs which may be triggered upon an announcement of a new executive team or other headcount restructuring that may result from the Arrangement.

N – Income taxes
The pro forma income tax adjustments to the pro forma balance sheet results in an elimination of the HEXO deferred tax liability, and a full valuation allowance on the deferred tax asset.

O – Intercompany elimination
To eliminate Tilray intercompany transactions related to, revenue recorded as a result of advisory services and other commercial transactions for $27,339, $2,797 of related cost of goods sold, and $2,000 in reimbursed transaction costs for the nine months ended February 28, 2023.

5. Pro Forma Loss Per Share

	May 31, 2022	February 28, 2023
Historical Tilray basic weighted average shares	481,219,130	597,829,714
Incremental shares issued in merger transaction (note 2)	39,705,962	39,705,962
Pro forma combined basic and diluted weighted average shares	520,925,092	637,535,676

On a pro forma basis, the combined company incurred a net loss for the year ended May 31, 2022 and the nine months ended February 28, 2023. As such, all potential shares are excluded from the calculation of pro forma diluted loss per share because they are anti-dilutive.

6. Adjustments to the Historical Financial Information of HEXO Corp.

The historical financial information of HEXO was prepared in accordance with IFRS as issued by the International Accounting Standards Board (“IASB”) and presented in CAD.  HEXO’s fiscal year end is July 31 and historical financial information was used to present pro forma financial statements based on the fiscal year of Tilray being May 31. Reclassification adjustments have been made to HEXO’s historical financial information to comply with Tilray’s presentation which resulted in a net impact of $nil on the net loss for the period presented and on the adjusted unaudited condensed consolidated statement of financial position of HEXO.

The historical financial information was translated from CAD to USD using the following historical exchange rates:

CAD to USD
Period end exchange rate as at April 30, 2023	0.7382
Average exchange rate for the 9 months ended April 30, 2023	0.7440
Average exchange rate for year ended July 31, 2022	0.7881

The table below presents the adjustments from IFRS to US GAAP as well as the presentation and reclassification adjustments, which had an $nil impact on the total assets, liabilities and deficit accounts and translation of HEXO’s adjusted unaudited condensed consolidated statement of financial position as at April 30, 2023:

Unaudited Schedule of Adjusted Condensed Consolidated Statement of Financial Position (Balance Sheet) of HEXO
April 30, 2023
(in ‘000)

	IFRS				US GAAP
	HEXO historical April 30, 2023 CAD	IFRS to US GAAP differences - CAD	Notes	Presentation Reclassification CAD	HEXO adjusted historical April 30, 2023 CAD	HEXO adjusted IFRS to US GAAP differences - USD
Assets
Current assets
Cash and cash equivalents	$20,000	$—		$—	$20,000	$14,764
Restricted cash	2,180	—		—	2,180	1,609
Accounts receivable, net	21,116	—		—	21,116	15,588
Inventory	32,564	(10,827)	i	6,234	27,971	20,648
Biological assets	7,159	(925)	i	(6,234)	—	—
Assets held for sale	1,080	—		—	1,080	797
Prepaids and other current assets	11,622	—		—	11,622	8,579
Total current assets	95,721	(11,752)		—	83,969	61,985
Capital assets	205,854	—		—	205,854	151,961
Intangible assets	70,383	—		—	70,383	51,957
Interest in equity investees	13,674	—		—	13,674	10,094
Other assets	11,046	—		—	11,046	8,154
Total assets	$396,678	$(11,752)		$—	$384,926	$284,151
Liabilities
Current liabilities
Accounts payable and accrued liabilities	$57,228	$—		$—	$57,228	$42,245
Warrant liability	230	—		—	230	170
Current portion of lease liabilities	742	—		—	742	548
Current portion of convertible debentures payable	178,021	—		—	178,021	131,415
Total current liabilities	236,221	—		—	236,221	174,378
Long - term liabilities
Lease liabilities	1,061	—		—	1,061	783
Deferred tax liabilities	15,723	(2,959)	iv	—	12,764	9,422
Other liabilities	942	—		—	942	695
Total liabilities	253,947	(2,959)		—	250,988	185,278
Stockholders' equity
Common stock	—	—		—	—	—
Share capital	1,893,650	—		(1,893,650)	—	—
Share-based payment reserve	65,517	1,316	ii	(66,833)	—	—
Warrant reserve	80,798	—		(80,798)	—	—
Contributed surplus	104,340	—		(104,340)	—	—
Additional paid-in capital	—	—		2,145,621	2,145,621	1,583,897
Accumulated other comprehensive loss	12,752	—		—	12,752	9,414
Accumulated deficit	(2,014,326)	(11,752)	i	—	(2,024,435)	(1,494,438)
		(1,316)	ii
		2,959	iv
Total stockholders' equity	142,731	(8,793)		—	133,938	98,873
Total liabilities and stockholders' equity	$396,678	$(11,752)		$—	$384,926	$284,151

On December 19, 2022, HEXO completed a share consolidation on the basis of fourteen (14) pre-consolidation common shares for one post-consolidation common share (14:1), the post-consolidation outstanding common share balance at July 31, 2022, applied retrospectively was 42,927,745 (July 31, 2021 - 10,903,282). This share consolidation has not been reflected in the July 31, 2022 financial statements and has no impact on the information contained in this pro forma.

Certain IFRS balances were combined with others in the “IFRS” column, also certain account names were modified to align with Tilray’s account names in the above condensed consolidated statement of financial position (balance sheet) of HEXO.

Unaudited Schedule of Adjusted Condensed Consolidated Statement of Operations of HEXO
9 months ended April 30, 2023
(in ‘000)

	IFRS				US GAAP
	HEXO nine months ended April 30, 2023 CAD	IFRS to US GAAP differences - CAD	Notes	Presentation Reclassification CAD	HEXO adjusted nine months ended April 30, 2023 CAD	HEXO adjusted nine months ended April 30, 2023 USD
Net revenue	$81,516	$—		$—	$81,516	$60,648
Cost of goods sold	90,974	—		(3,502)	87,472	65,079
Gross profit (loss) before fair value adjustments	(9,458)	—		3,502	(5,956)	(4,431)
Realized fair value on inventory sold	28,006	(28,006)	i	—	—	—
Unrealized gain on changes in fair value of biological assets	(4,778)	4,778	i	—	—	—
Gross profit (loss)	(32,686)	23,228		3,502	(5,956)	(4,431)
Operating expenses:
General and administrative	30,895	—		1,714	32,609	24,261
Selling, marketing and promotion	9,595	—		(9,595)	—	—
Selling	—	—		11,170	11,170	8,310
Share-based compensation	1,961	231	ii	(2,192)	—	—
Amortization	11,534	—		—	11,534	8,581
Marketing and promotion	—	—		1,927	1,927	1,434
Research and development	569	—		(305)	264	196
Impairments	74,014	—		—	74,014	55,066
Litigation (recovery) costs	—	—		783	783	583
Restructuring costs	1,628	—		—	1,628	1,211
Transaction (income) costs	28,102	—		—	28,102	20,908
Total operating expenses	158,298	231		3,502	162,031	120,550
Operating loss	(190,984)	22,997		—	(167,987)	(124,981)
Interest expense, net	(2,628)	—		—	(2,628)	(1,955)
Non-operating income (expense), net	10,547	—		—	10,547	7,847
Loss before income taxes	(183,065)	22,997		—	(160,068)	(119,089)
Income taxes (benefit) expense	(10,323)	3,493	iv	—	(6,830)	(5,082)
Net Loss	$(172,742)	$19,504		$—	$(153,238)	$(114,007)

Unaudited Schedule of Adjusted Condensed Consolidated Statement of Operations of HEXO
Year ended ended July 31, 2022
(in ‘000)

	IFRS				US GAAP
	HEXO twelve months ended July 31, 2022 CAD	IFRS to US GAAP differences - CAD	Notes	Presentation Reclassification CAD	HEXO adjusted twelve months ended July 31, 2022 CAD	HEXO adjusted twelve months ended July 31, 2022 USD
Net revenue	$191,103	$—		$—	$191,103	$150,608
Cost of goods sold	282,985	—		(3,917)	279,068	219,933
Gross profit (loss) before fair value adjustments	(91,882)	—		3,917	(87,965)	(69,325)
Realized fair value on inventory sold	43,455	(43,455)	i	—	—	—
Unrealized gain on changes in fair value of biological assets	(59,665)	59,665	i	—	—	—
Gross profit (loss)	(75,672)	(16,210)		3,917	(87,965)	(69,325)
Operating expenses:
General and administrative	83,450	—		17,319	100,769	79,416
Selling, marketing and promotion	22,932	—		(22,932)	—	—
Selling	—	—		14,609	14,609	11,513
Share-based compensation	14,396	1,085	ii	(15,481)	—	—
Amortization	28,775	—		—	28,775	22,678
Marketing and promotion	—	—		12,240	12,240	9,646
Research and development	3,216	—		(1,838)	1,378	1,086
Impairments	788,641	—		—	788,641	621,528
Litigation (recovery) costs	—	—		—	—	—
Restructuring costs	15,105	—		—	15,105	11,904
Transaction (income) costs	35,538	—		—	35,538	28,007
Total operating expenses	992,053	1,085		3,917	997,055	785,778
Operating loss	(1,067,725)	(17,295)		—	(1,085,020)	(855,103)
Interest expnese, net	2,112	—		—	2,112	1,664
Non-operating income (expense), net	(46,808)	86,974	iii	—	40,166	31,655
Loss before income taxes	(1,112,421)	69,679		—	(1,042,742)	(821,784)
Income taxes (benefit) expense	(38,813)	(7,730)	iv	—	(46,543)	(36,681)
Net Loss	$(1,073,608)	$77,409		$—	$(996,199)	$(785,103)

Certain IFRS balances were combined with others in the “IFRS” column, also certain account names were modified to align with Tilray’s account names in the above condensed consolidated statements of operations of HEXO. IFRS differs in certain material respects from US GAAP. The following material US GAAP adjustments to HEXO’s historical consolidated statement of operations are for purposes of the unaudited pro forma financial information (expressed in thousands of CAD), these adjustments are before certain reclassification adjustments:

i – Inventory and biological assets
Cannabis plants are accounted for as biological assets and agricultural products under IFRS and US GAAP, respectively. Under IFRS, biological assets are accounted for at fair value less costs to sell and are revalued at each subsequent reporting date up to the point of harvest, upon which time they are transferred into inventories. Any change in fair value is recognized in the period of change within profit or loss. Under US GAAP, agricultural products are accounted for at cost in accordance with guidance on property, plant and equipment or inventories depending on their nature.

The following table reflects the removal of the fair value adjustment that was included in the cost basis of inventories and biological assets under IFRS to reflect cannabis plants at cost in accordance with Accounting Standards Codification (“ASC”) 330, Inventory as required under US GAAP and includes a corresponding impact to accumulated deficit:

As at April 30, 2023
CAD
Inventory	$(10,827)
Biological assets	(925)
Accumulated deficit, net of tax of $2,959	(8,793)

The following table reflects the removal of the changes in fair value recognized in the period of change within the statement of operations:

	Year ended July 31, 2022	9 months ended April 30, 2023
	CAD	CAD
Realized fair value amounts on inventory sold	(43,445)	(28,006)
Unrealized gain on changes in fair value of biological assets	59,665	4,778

ii – Share-based payments
IFRS requires the fair value of a share-based award to be determined by estimating the value of each vesting tranche separately using a separate expected life and expensing as such whereas US GAAP provides a policy choice to use the later approach or to estimate the fair value of the total award and recognize the expense over the related service period following a straight-line vesting expense schedule. HEXO measures and recognizes compensation expense for these awards on a straight-line basis over the requisite service period for each separately vesting portion of the award as if the award was, in substance, multiple awards based on their grant date fair value.

The following table reflects the adjustment related to the straight-line expense under US GAAP in the period of change within the consolidated statement of operations:

As at April 30, 2023
CAD
Share-based payment reserve	1,316
Accumulated deficit, net of tax impact of $nil	(1,316)

The adjustment reflects the increase in share-based compensation expense of C$1,085 for the year ended July 31, 2022 and C$231 for the 9 months ended April 30, 2023, for a total adjustment of C$1,316.

iii – Convertible note
As per IFRS 9.B5.1.2A, IFRS 9 indicates that the best evidence of fair value of a financial instrument at initial recognition is normally the transaction price unless the fair value of the instrument is evidenced by observable market data. The IASB concluded that those conditions were necessary and sufficient to provide reasonable assurance that fair value was other than the transaction price for the purpose of recognizing up-front gains or losses. US GAAP contains no specific requirements regarding the observability of inputs, thereby potentially allowing for the recognition of gains or losses at initial recognition for financial instruments even when the fair value measurement is based on a valuation model with significant unobservable inputs (i.e., Level 3 measurements). Accordingly, the ability to recognize Day 1 gains and losses for financial instruments under IFRS is more restrictive than under US GAAP. Under US GAAP, ASC 820, Fair Value Measurement does not impose a reliability threshold for the recognition of gains or losses upon the initial measurement of an asset or liability at its fair value. As such, the recognition of Day 1 gains and losses is not prohibited, even for instruments whose fair value is measured using valuation models based on unobservable (i.e., Level 3) inputs.

The fair value of the Senior Secured Convertible Note as issued by High Trail Inc. on May 27, 2021 (the "Original Note') at initial recognition was determined using a valuation technique that included unobservable inputs. HEXO identified a difference between the transaction price and the fair value of C$96.2 million (US$79.7 million) (the “Day 1 loss”) but was not permitted to recognize the loss immediately per IFRS 9.B5.1.2A, given the valuation is based on unobservable inputs. Therefore, the unrecognized Day 1 loss was recognized on a straight-line basis in the statement of operations over the contractual life of the Original Note under IFRS.

The following reflects the adjustment related to recognizing the Day 1 loss, in full, at the inception of the Original Note as permitted under US GAAP in the period of changes within the consolidated statement of operations:

Year ended July 31, 2022
CAD
Senior secured convertible note	86,974
Accumulated deficit, net of tax impact of $nil	(86,974)

iv – Income taxes
For the purposes of the IFRS to US GAAP adjustments income tax adjustments to the pro forma statement of financial position results in an overall decrease to the deferred income tax liability of C$2,959 as at April 30, 2023, relate to the following:

•
A decrease in the taxable temporary differences of C$11,752, as at April 30, 2023, as a result of the reduction in the carrying value of inventory and biological assets under US GAAP. The reduction in taxable temporary differences is offset by an increase in the valuation allowance on net operating losses carrying forward and other deductible temporary differences.

The pro forma income tax adjustments to the pro forma statement of operations are comprised of the following amounts:

	Year ended July 31, 2022		Nine months ended April 30, 2023
	CAD		CAD
	Increase (decrease)	Deferred tax recovery (expense)	Increase (decrease)	Deferred tax recovery (expense)
Share-based compensation	$(1,085)	$—	$(231)	$—
Inventory and biological assets	(16,210)	7,730	23,228	(3,493)
Senior secured notes	86,974	—	—	—
Total	$69,679	$7,730	$22,997	$(3,493)

The deferred tax recovery is comprised of the following:

•
The tax-effect of the pro-forma adjustments related to inventory and biological assets. As the adjustments relate to multiple entities in the HEXO Group, a portion of the change in temporary differences is not tax-effected due to the existence of a valuation allowance on non-capital losses and deductible temporary differences.

•
There are no tax-effects of the pro-forma adjustments related to share-based compensation as the amount is non-deductible, and the senior secured note as the amount is offset by a reversal of a valuation allowance.